                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           MAIL-WELL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
[LOGO]                          MAIL-WELL, INC.
                             23 INVERNESS WAY EAST
                           ENGLEWOOD, COLORADO 80112

                                 (303) 790-8023

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29, 1998

TO THE STOCKHOLDERS OF MAIL-WELL, INC.:

    Notice is hereby given that the Annual Meeting of Stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), will be held on Wednesday, April 29, 1998, at 8:30 a.m. at the Denver Marriott Tech Center, 4900 South Syracuse Street, Denver, Colorado, for the following purposes:

    1. To elect six directors of the Company to hold office until the 1999 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

    2.  To approve the Company's 1998 Incentive Stock Option Plan;

    3. To approve an increase in the Company's authorized common stock from 30,000,000 shares to 100,000,000 shares;

    4. To ratify the selection of Deloitte & Touche L.L.P., independent auditors, as auditors of the Company for the year ending December 31, 1998;

    5. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The names of the nominees for directors are set forth in the accompanying Proxy Statement.

    The Board of Directors has fixed the close of business on March 20, 1998, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

    A copy of the Company's 1997 Annual Report to Stockholders, which includes the Company's consolidated financial statements, was mailed with this Notice on or about March 25, 1998, to all stockholders of record on the record date. The Company's Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained without charge upon written request directed to the Secretary of the Company at the address above. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

    Whether or not you expect to attend the Annual Meeting, you should complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope. The proxy card must be signed and returned in order to be counted.

                                          By Order of the Board of Directors,

                                          Roger Wertheimer
                                          Vice President-General Counsel and
                                          Secretary

Englewood, Colorado
March 25, 1998

                                MAIL-WELL, INC.
                             23 INVERNESS WAY EAST
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 1998

INTRODUCTION

    This Proxy Statement is furnished to the stockholders of Mail-Well, Inc., a Colorado corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on Wednesday, April 29, 1998 (the "Annual Meeting"). The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about March 25, 1998, to the stockholders of record at the close of business on March 20, 1998 (the "Record Date").

    The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Company's common stock (the "Common Stock"). In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph by certain employees of the Company. The Company will bear any costs relating to such solicitations by Company personnel. The Company has arranged for American Securities Transfer, Inc. to serve as its agent to coordinate and oversee the return of proxy cards.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 21,324,991 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which stockholders may vote. There is no cumulative voting in the election of directors.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the outstanding Common Stock are required for a quorum at the Annual Meeting. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by (i) filing a written notice of revocation with the Secretary of the Company at the Company's principal executive offices, 23 Inverness Way East, Suite 160, Englewood, Colorado 80112, (ii) duly executing and delivering a proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SUMMARY OF PROPOSALS

    Stockholders will be asked to vote upon the following proposals at the Annual Meeting:

    1.  Election of the following six persons to the Board of Directors: Gerald
F. Mahoney, Paul V. Reilly, Frank P. Diassi, J. Bruce Duty, Frank J. Hevrdejs and Jerome W. Pickholz.

    2. Approval of the Company's 1998 Incentive Stock Option Plan (the "1998 Plan") which provides for the grant of stock options for Common Stock to eligible key employees and directors of the Company and its affiliates. The 1998 Plan is described beginning on page 15 of this Proxy Statement and is attached hereto as Exhibit A.

    3. Approval of an increase in the Company's authorized Common Stock from 30,000,000 shares to 100,000,000 shares. This proposal is described on page 17 of this Proxy Statement.

    4. Ratification of the selection of Deloitte & Touche L.L.P. as independent auditors for the Company for 1998.

    The proxies will be voted, unless authority to do so is withheld, to elect the six nominees recommended by the Board, to approve the 1998 Incentive Stock Option Plan, to approve an increase in the authorized Common Stock from 30,000,000 shares to 100,000,000 shares, and to ratify the selection of Deloitte & Touche L.L.P. as the Company's auditors for 1998.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

    The names, ages (as of December 31, 1997), positions with the Company and the business experience over the past five years of each of the Board nominees is set forth below. Each director has served continuously with the Company since the date indicated below.

                                                                                              DIRECTOR
NAME                                         AGE      POSITION(S)                               SINCE
---------------------------------------  -----------  -------------------------------------  -----------
Gerald F. Mahoney                                54   Director, Chairman of the Board              1994
                                                      and Chief Executive Officer
Paul V. Reilly                                   45   Director, President and Chief                1998
                                                      Operating Officer
Frank P. Diassi(2)                               64   Director                                     1994
J. Bruce Duty(1)(2)                              46   Director                                     1994
Frank J. Hevrdejs(2)                             52   Director                                     1993
Jerome W. Pickholz(1)                            65   Director                                     1994

----------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

    GERALD F. MAHONEY has been a director, Chairman of the Board and Chief Executive Officer of the Company since February 1994. Mr. Mahoney devotes substantially all of his time to the Company in his capacity as Chairman and CEO. He was Chairman of the Board, President and Chief Executive Officer of Pavey Envelope & Tag Corp. from January 1991 until it became a subsidiary of the Company in February 1994.

    PAUL V. REILLY has been a director, President and Chief Operating Officer of the Company since January 1998. Prior to that, he served as Senior Vice President--Finance and served as Chief Financial Officer of the Company since June 1995. Mr. Reilly spent 14 years with Polychrome Corporation, a prepress supplier to the printing industry, where he held a number of positions including Assistant Corporate Treasurer, Corporate Treasurer, Vice President and Chief Financial Officer, and General Manager of United States Operations. During 1994 and 1995, Mr. Reilly worked with Saddle River Capital, an investment banking firm which purchased and managed small businesses, and as Vice President with a direct marketer of educational materials. Mr. Reilly is a Certified Public Accountant.

    FRANK P. DIASSI has been a director of the Company since February 1994. Since August 1996, Mr. Diassi has been Chairman of Sterling Chemicals, Inc., a manufacturer of commodity petrochemicals and chemicals primarily in the pulp and paper industry. He was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in North America. Mr. Diassi was director and Chairman of the Finance Committee of Arcadian Corporation from 1989 to 1994. Mr. Diassi serves as a member of the Compensation Committee of the Board of Directors.

    J. BRUCE DUTY has been a director of the Company since February 1994. Since July 1993 he has been Senior Vice President of Capital Southwest Corporation, a venture capital investment firm. From July 1982 to June 1993, he was Vice President of Capital Southwest Corporation. Mr. Duty serves as Chairman of the Audit Committee and a member of the Compensation Committee of the Board of Directors.

    FRANK J. HEVRDEJS has been a director of the Company since its inception in November 1993. In 1982, Mr. Hevrdejs co-founded The Sterling Group, Inc., a major management buyout company. Mr. Hevrdejs is a principal and president of The Sterling Group, Inc. Additionally, he is Chairman of First Sterling Ventures Corp., an investment company, Endoro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is also a board member and a member of the executive committee of Purina Mills, Inc., an animal feed producer, and a board member of Eagle U.S.A., an air-freight company. Mr. Hevrdejs serves as Chairman of the Compensation Committee of the Board of Directors.

    JEROME W. PICKHOLZ has been a director of the Company since June 1994. From 1978 to 1994, he was Chief Executive Officer of Ogilvy & Mather Direct Worldwide, a direct advertising agency. From 1994 to June 1995, he served as Chairman of the Board of Ogilvy & Mather Direct Worldwide. Since January 1996, Mr. Pickholz has served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company. Mr. Pickholz serves as a member of the Audit Committee.

BOARD AND COMMITTEE MEETINGS

    During 1997, the Board met on 6 occasions (3 regular meetings and 3 special meetings). All other actions taken by the Board during 1997, were accomplished by means of unanimous written consent. During 1997 all directors attended at least 75% of the meetings of the Board and of the committees of the Board on which they were members. The Board has an Audit Committee and a Compensation Committee. The Nominating Committee is inactive and nominees for election to the Board are determined by the entire Board.

    The Audit Committee meets with the Company's independent auditors annually to review the results of the annual audit and discuss the financial statements. The committee also recommends to the Board the independent auditors to be retained; receives and considers the auditor's comments as to controls and adequacy of staff, and management performance and procedures in connection with audit and financial controls; reviews the system of internal controls and compliance with policies regarding business conduct; and other related matters. The Audit Committee, which is currently comprised of Mr. Duty (Chairman) and Mr. Pickholz, met 2 times during 1997.

    The Compensation Committee is responsible for the compensation arrangements of senior management and for the administration of the Company's stock option plans. The committee makes recommendations concerning salaries, incentive compensation and stock options to officers and directors, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. See "Compensation Committee Report on Executive Compensation." The committee is currently comprised of Messrs. Hevrdejs (Chairman), Diassi and Duty. The Compensation Committee met 2 times during 1997.

DIRECTOR COMPENSATION

    Each director of the Company who is not an employee of the Company or its subsidiaries receives an annual retainer of $10,000. In addition, each non-employee director of the Company receives $1,000 for each regular meeting of the Board attended and $500 for each committee meeting of the Board attended.

Directors who are also employees of the Company do not receive compensation for their service on the Board.

    Non-employee directors receive stock options for 3,000 shares of Common Stock each year upon election or reelection to the Board pursuant to the 1996 Directors' Stock Option Plan. All directors may receive stock options pursuant to the 1997 Non-Qualified Stock Option Plan in amounts determined by the Compensation Committee. See "Stock Option Plans." The Company also provides directors and officers liability insurance for its directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee determined the compensation for the Company's executive officers for 1997 and granted stock options in 1997 under the Company's three stock option plans. See "Stock Option Plans." The three members of the Compensation Committee, Messrs. Diassi, Duty and Hevrdejs, have no interlocking relationships as defined by rules and regulations of the Securities and Exchange Commission.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    As of March 1, 1998, there were 21,324,991 shares of Common Stock outstanding held of record by 328 stockholders. The following table sets forth as of March 1, 1998, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (b) each current director of the Company, (c) each executive officer named in the Executive Compensation table on page 7, and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to the Common Stock owned.

                                                                       AMOUNT AND NATURE OF    PERCENTAGE OF
                                                                       BENEFICIAL OWNERSHIP     OUTSTANDING
BENEFICIAL OWNERS                                                       OF COMMON STOCK(1)     COMMON STOCK
--------------------------------------------------------------------  ----------------------  ---------------
Gerald F. Mahoney                                                               815,342(2)            3.78%
Paul V. Reilly                                                                   55,012(3)               *
Frank P. Diassi                                                                 775,127(4)(5)         3.59%
J. Bruce Duty                                                                    10,200(4)(6)            *
Frank J. Hevrdejs                                                               808,107(4)(7)         3.75%
Jerome W. Pickholz                                                               27,145(4)(8)            *
Robert J. Terry                                                                 221,495(9)            1.03%
Roger Wertheimer                                                                 18,172(10)              *
All executive officers and directors of the                                   2,509,667              11.64%
  Company as a group (9 persons)
Pilgrim Baxter & Associates, Ltd.                                             1,766,350               8.19%
  825 Duportail Road
  Wayne, Pennsylvania 19087
M-W Corp. Employee Stock Ownership Plan(11)                                   1,083,584               5.03%
  23 Inverness Way East
  Englewood, Colorado 80112

----------------------------

*   Less than 0.1%.

(1) Unless otherwise noted, each stockholder has direct ownership and sole voting and investment power with respect to the indicated shares of Common Stock.

(2) Includes 423,888 shares held by Mr. Mahoney's wife, 25,308 shares held by two trusts for his children of which Mr. Mahoney is trustee, stock options for 112,458 shares exercisable within 60 days of the Record Date, and 1,992 shares allocated to Mr. Mahoney under the Company's Employee Stock Ownership Plan (the "ESOP").

(3) Includes 3,708 shares held by Mr. Reilly's wife, 348 shares held by a trust for his child of which Mr. Reilly is trustee, stock options for 22,196 shares exercisable within 60 days of the Record Date and 190 shares allocated under the ESOP to Mr. Reilly.

(4) Includes stock options for 7,200 shares exercisable within 60 days of the Record Date.

(5) Includes 36,198 shares held by two trusts of which members of Mr. Diassi's immediate family are beneficiaries, 488,719 shares held by Winged Lion Holdings II L.L.C., which is controlled by Mr. Diassi, and 243,010 shares held jointly with Mr. Diassi's wife.

(6) Includes 3,000 shares held by Mr. Duty as custodian for minor children. Excludes 1,041,094 shares held by Capital Southwest Corporation of which Mr. Duty is Senior Vice President and a shareholder. Mr. Duty disclaims beneficial ownership of shares of Common Stock owned by Capital Southwest.

(7) Includes 11,757 shares held by Mr. Hevrdejs' wife.

(8) Includes 2,847 shares held by the Jerome W. Pickholz Defined Benefit Pension Trust of which Mr. Pickholz is a trustee and beneficiary.

(9) Includes stock options for 61,054 shares exercisable within 60 days of the Record Date and 1,857 shares allocated under the ESOP to Mr. Terry.

(10) Includes stock options for 13,127 shares exercisable within 60 days of the Record Date and 90 shares allocated under the ESOP to Mr. Wertheimer.

(11) The Trustee of the ESOP (the "ESOP Trustee") will vote all shares held by the ESOP pursuant to the direction of the Board of Directors or a committee designated by the Board of Directors, except that participants are entitled to direct the ESOP Trustee to vote the shares allocated to their accounts with respect to the approval or disapproval of any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transaction as may be prescribed in the regulations under the Internal Revenue Code of 1986, as amended. Approximately 4,189 shares are currently allocated under the ESOP to executive officers.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

    Following are descriptions of the Company's executive officers, including age (as of December 31, 1997), positions with the Company and the business experience of each during the past five years. The officers hold office until their successors are appointed by the Board of Directors.

NAME                                                      AGE      POSITION(S)
----------------------------------------------------  -----------  ------------------------------------------------------
Gerald F. Mahoney(1)                                          54   Chairman and Chief Executive Officer
Paul V. Reilly(1)                                             45   President and Chief Operating Officer
Kevin Howley                                                  38   Vice President--Treasurer
Douglas A. Mahoney                                            49   Vice President--Controller
Roger Wertheimer                                              38   Vice President--General Counsel and Secretary
Robert J. Terry                                               57   Former President and Chief Executive Officer of
                                                                   the Company's U.S. Envelope Operations

----------------------------

(1) See "Information Concerning Directors and Nominees" above for a biographical summary.

    KEVIN HOWLEY has been Vice President--Treasurer of the Company since May 1997. From 1994 until May 1997 Mr. Howley was Chief Operating Officer of Universal Lending Corporation, a home mortgage originator, for which he continues to serve as a director. From 1988 to 1994, Mr. Howley worked for Service 2000, Inc., a computer services company, first as Chief Financial Officer and subsequently as President and Chief Executive Officer.

    DOUGLAS A. MAHONEY has been Vice President--Controller of the Company since July 1997. From 1991 until July 1997 Mr. Mahoney was Senior Vice
President--Administration and Chief Financial Officer of Quality Park Products, a manufacturer of envelopes and filing supplies which was acquired by the Company in March 1996. Mr. Mahoney is a Certified Public Accountant.

    ROGER WERTHEIMER has been Vice President--General Counsel and Secretary of the Company since February 1995. Mr. Wertheimer has been engaged in the practice of law since 1984. He previously served as Corporate Counsel for PACE Membership Warehouse, Inc., from 1988 to 1994 and practiced as a private legal practitioner from March 1994 until February 1995, when he joined the Company.

    ROBERT J. TERRY was a director of the Company and President and Chief Executive Officer of the Company's U.S. Envelope operations from February 1994 until he retired from the Company in January 1998. He originally joined GP Envelope, the Company's predecessor, in May 1964. Mr. Terry served as Executive Vice President of the Mail-Well Envelope Division of Georgia-Pacific from December 1991 to February 1994, and served as Regional Vice President of Butler Paper Company, a subsidiary of Georgia-Pacific, and as Vice President of Georgia-Pacific's Mail-Well Envelope Division prior to that time. Mr. Terry served on the Board of the Envelope Manufacturers Association from 1992 to 1996, and currently serves on the Board of the Denver Better Business Bureau.

    There are no arrangements or understandings between the Company's directors or officers, or any other persons, pursuant to which any of the directors have been selected as directors or officers have been selected as officers.

EXECUTIVE COMPENSATION

    The following summary compensation table sets forth information concerning all compensation received for services rendered for the three years ended December 31, 1997, by the Company's Chief Executive Officer and by the three most highly compensated executive officers who were serving as executive officers at the end of 1997 and whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                           COMPENSATION(1)
                                                                                       ------------------------
                                                      ANNUAL COMPENSATION              RESTRICTED   SECURITIES
                                          -------------------------------------------     STOCK     UNDERLYING     ALL OTHER
                                           SALARY      BONUS        OTHER ANNUAL        AWARD(S)     OPTIONS /   COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR         $        $(2)       COMPENSATION ($)         ($)       SARS (#)         ($)
-----------------------------  ---------  ---------  ---------  ---------------------  -----------  -----------  -------------
Gerald F. Mahoney                   1997    350,000    490,000                 (3)              0      285,000             0
Chairman of the Board               1996    250,000    137,500                 (3)         56,493       30,000             0
and Chief Executive                 1995    200,000    135,200                 (3)              0       63,945             0
Officer

Paul V. Reilly(4)                   1997    200,000    220,000                 (3)              0       87,000             0
President and Chief                 1996    150,000     80,000                 (3)         11,054       15,000         6,500
Operating Officer                   1995    135,000     35,000                 (3)              0       19,184       120,533

Roger Wertheimer                    1997    128,000    102,400                 (3)              0       15,000             0
Vice President,                     1996    118,000     29,500                 (3)          5,649        3,750             0
General Counsel and                 1995    110,000     25,100                 (3)              0       14,920             0
Secretary

Robert J. Terry                     1997    225,000          0                 (3)              0       90,000             0
Former Divisional                   1996    200,000    100,000                 (3)         28,247       18,750             0
President and Chief                 1995    175,000    100,200                 (3)              0       51,156             0
Executive Officer

----------------------------

(1) All stock amounts reflect the 3-for-2 stock split in June 1997.

(2) Bonus amounts are shown for the year earned and are paid in the following year.

(3) None of the named executive officers has received perquisites, the value of which exceeded the lesser of either $50,000 or 10% of the total salary and bonus. Perquisites paid include contributions to such person's 401(k) account, payments pursuant to the profit-sharing plan, tax reimbursements and car allowance.

(4) All Other Compensation for Mr. Reilly in 1996 includes $6,500 for a relocation allowance and in 1995 includes $120,533 to offset costs related to his change in employment and relocation.

STOCK OPTION PLANS

    1994 PLAN. On February 17, 1994, and February 22, 1994, the Board of Directors of the Company adopted and the stockholders of the Company approved, respectively, the Company's 1994 Stock Option Plan, as subsequently amended ("1994 Plan"). Currently, there are 1,006,812 shares authorized for grant pursuant to the 1994 Plan. Of this amount, as of March 1, 1998, options for 1,004,192 shares of Common Stock had been granted.

    Under the 1994 Plan, the Compensation Committee of the Board of Directors (the "Committee") may grant incentive and non-incentive stock options to key employees (including officers and directors who are key employees) of the Company and its affiliates. Subject to the express provisions of the 1994 Plan, the Committee determines the prices, expiration dates and other material features of the options granted and has discretionary authority to prescribe, amend and rescind rules and regulations relating to the 1994 Plan, to interpret the 1994 Plan, to prescribe and amend the terms of any agreements executed pursuant to the 1994 Plan (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the 1994 Plan.

    Unless earlier terminated, the 1994 Plan terminates on May 3, 2005. The Board may terminate or amend the 1994 Plan at any time, except that the stockholders must approve any amendment that would increase the number of shares of Common Stock available under the 1994 Plan, change the provisions regarding option price (except as otherwise permitted under the 1994 Plan) or materially increase the cost of the 1994 Plan or increase the benefits to participants.

    The Committee may award incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not constitute ISOs and are therefore non-qualified stock options ("Non-Qualified Options"). With respect to ISOs, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock exercisable for the first time by an employee during any calendar year is limited to $100,000. Each option granted will terminate with respect to any shares not previously purchased by the optionee upon the expiration of ten years from the date of the grant of the option or such earlier date as the Committee may prescribe; provided, that ISOs granted to an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), will terminate no later than five years from the date of grant.

    The 1994 Plan requires that the purchase price of each share subject to an ISO must be not less than 100% of the fair market value of such share on the date the option is granted. In the case of an ISO granted to a 10% Stockholder, the purchase price of each share subject to the option must be at least 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share subject to a Non-Qualified Option is determined by the Committee in its sole discretion prior to granting the option; provided, that the purchase price of each share subject to a Non-Qualified Option may not be less than 85% of the fair market value on the date the option is granted, as determined by the Committee.

    All the options were granted at fair market value, vest over a period of four (4) years at a rate of 25% per each year and expire ten years after the date of grant.

    1996 DIRECTORS PLAN. On May 8, 1996, the Board adopted the Mail-Well, Inc. 1996 Directors Stock Option Plan (the "1996 Directors Plan") which was approved by stockholders on May 7, 1997. Currently, there are 210,000 shares authorized for grant pursuant to the 1996 Directors Plan. Of this amount, on March 1, 1998, options for 39,000 shares of Common Stock had been granted. The 1996 Directors Plan provides a means by which the Company, through the grant of stock options to eligible directors, may attract and retain persons of ability as directors, and motivate such directors to exert their best efforts on behalf of the Company and its stockholders.

    Pursuant to the 1996 Directors Plan, each non-employee director of the Company receives Non-Qualified Options for 3,000 shares of Common Stock annually upon the election or reelection of such person to the Board by the stockholders at the annual meeting or at a special meeting in lieu of an annual meeting called for such purpose. Such grants are automatic and shall continue until all options have been granted for all the shares under the 1996 Directors Plan or until the 1996 Directors Plan is discontinued.

    Options granted under the 1996 Directors Plan may be exercised six (6) months from the date of grant and prior to the tenth anniversary date of grant. All unexercised options expire on the tenth anniversary of their grant date. The purchase price for shares subject to options is the average closing price of the Common Stock as reported in the Wall Street Journal for the five trading days immediately preceding the grant date. The purchase price shall be paid to the Company at the time of exercise.

    Awards under the 1996 Directors Plan are not transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Options granted under the 1996 Directors Plan are exercisable during the lifetime of the optionee by the optionee. Awards under the 1996 Directors Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the 1996 Directors Plan are subject to adjustment to reflect the terms of such transaction.

    The Board may amend, suspend or discontinue the 1996 Directors Plan, but no amendment or alteration shall be made which would impair the rights of any optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) increase the total number of shares reserved for the purposes of the 1996 Directors Plan; (ii) amend certain provisions of the 1996 Directors Plan which set forth the terms and conditions of the options granted (including term, option price and nontransferability) and compliance with federal and state laws; or (iii) modify the requirement as to eligibility for participation in the 1996 Directors Plan. The 1996 Directors Plan may be amended not more frequently than every six months.

    1997 NQ PLAN. On March 31, 1997, the Board adopted the Mail-Well, Inc. 1997 Non-Qualified Stock Option Plan (the "1997 NQ Plan"). Currently, there are 975,000 shares of Common Stock authorized for grant pursuant to the 1997 NQ Plan. Of this amount, on March 1, 1998, options for 555,201 shares have been granted. The 1997 NQ Plan provides the means by which the Company, through the grant of options, encourages ownership of the Company by eligible key employees (including directors) of the Company and its affiliates, and provides increased incentives for such persons to render services and to assert maximum effort for the business success of the Company.

    Under the 1997 NQ Plan, the Committee may grant Non-Qualified Options to such key employees (including directors) of the Company or its affiliates as the Committee shall determine. Subject to the express provisions of the 1997 NQ Plan, the Committee determines the prices, expiration dates, vesting schedules, and other material features of the Non-Qualified Options granted and makes all other determinations necessary or advisable for the administration of the 1997 NQ Plan. All unexercised options shall expire on the tenth anniversary of their grant date.

    Awards under the 1997 NQ Plan are not transferable except by rule or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Options granted under the 1997 NQ Plan shall be exercisable during the lifetime of the optionee. Awards under the 1997 NQ Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the 1997 NQ Plan are subject to adjustment to effect the terms of such transaction.

    The Board of Directors may amend, alter or discontinue the 1997 NQ Plan, but no amendment or alternation shall be made which would impair the rights of any optionee, without his or her consent.

    The following table sets forth information concerning individual grants of stock options made pursuant to the 1994 Plan and the 1997 NQ Plan during 1997 to each of the named executive officers and the potential realizable value for the stock options based on future appreciation assumptions. There can be no assurance that the values shown in this table will be achieved. No stock appreciation rights ("SARs") were granted in 1997.

                             OPTION GRANTS IN 1997

                                                                                               POTENTIAL REALIZABLE
                                                                                                     VALUE AT
                                                                                               ASSUMED ANNUAL RATES
                                                                                                        OF
                                 NUMBER OF                                                         STOCK PRICE
                                SECURITIES          % OF TOTAL                                     APPRECIATION
                                UNDERLYING        OPTIONS GRANTED    EXERCISE                   FOR OPTION TERM(1)
                              OPTIONS GRANTED      TO EMPLOYEES        PRICE     EXPIRATION   ----------------------
                                    (#)               IN 1997           ($)         DATE        5%($)       10%($)
                            -------------------  -----------------  -----------  -----------  ----------  ----------
Gerald F. Mahoney                  285,000               31.95%          13.33     03-31-07    2,389,794   6,056,206
Paul V. Reilly                      87,000                9.75%          13.33     03-31-07      729,516   1,848,737
Roger Wertheimer                    15,000                1.68%          13.33     03-31-07      125,779     318,746
Robert J. Terry                     90,000               10.09%          13.33     03-31-07      754,672   1,912,486

----------------------------

(1) Assuming a ten-year option term, annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). Actual gains on exercise, if any, are dependent on the future performance on Common Stock and overall market conditions.

    The following table sets forth with respect to the Company's named executive officers (a) the number of shares exercised during 1997, (b) the dollar value realized upon exercise, (c) the total number of unexercised stock options held at December 31, 1997, and (d) the aggregate dollar value of in-the-money, unexercised options held at December 31, 1997.

         AGGREGATED OPTION EXERCISES IN 1997 AND YEAR END OPTION VALUES

                                                                      NUMBER OF SECURITIES
                                                                           UNDERLYING          VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS     IN-THE-MONEY OPTIONS
                                            SHARES         VALUE         AT 12-31-97 (#)        AT 12-31-97 ($)(1)
                                          ACQUIRED ON    REALIZED    -----------------------  -----------------------
                                         EXERCISE (#)       ($)      EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
                                         -------------  -----------  -----------------------  -----------------------
Gerald F. Mahoney                                  0             0         55,458/323,487        2,063,493/9,091,046
Paul V. Reilly                                     0             0          4,796/103,046          180,649/2,915,778
Roger Wertheimer                               2,000        69,982         10,127/ 21,543           378,896/ 641,645
Robert J. Terry                                    0             0         43,054/116,852        1,607,444/3,393,757

----------------------------

(1) Represents the market value based upon the closing price per share of the Common Stock as quoted on the NYSE on December 31, 1997 ($40.50 per share), less the option exercise price.

401(K) PLAN

    As part of the Company's effort to attract and maintain high quality staff, the Company adopted the 401(k) Savings Retirement Plan (the "401(k) Plan") in February 1994, which was amended on April 1, 1997. The 401(k) Plan, as amended, allows eligible employees to make salary reduction contributions up to 20% of their salary as well as invest in the Company's Common Stock as an investment option. In 1997 the Company matched 50% of each participating employee's contribution up to a maximum of 6% of the employee's salary. The Company match for collectively bargained groups varies by the terms of the respective agreements. All monies withheld from employees and the Company's matching contributions are paid to a trustee who invests for the benefit of members of the 401(k) Plan in six Vanguard funds, one Norwest fund and in Company Common Stock.

BONUS PLAN

    In 1997 the Board of Directors adopted a Cash Bonus Incentive Plan (the "Bonus Plan") pursuant to which the named executives and key employees may receive bonus compensation. The Bonus Plan is further described at "Compensation Committee Report on Executive
Compensation--Components of Compensation."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation for the Company's executive officers for the year ending December 31, 1997, were made by the three member Compensation Committee of the Board. Each member of the Committee is an outside director. None of the members of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for establishing and administering the policies that govern the annual compensation and stock ownership programs for the executive officers and key employees.

COMPENSATION PHILOSOPHY

    The Company's executive compensation policies are designed to align compensation with the Company's annual and long-term performance goals, to attract and retain a highly qualified and motivated management team, to reward individual performance and to link the interests of the executive officers directly with those of shareholders through the use of the Common Stock as a compensation vehicle. These policies have been implemented by setting salaries and bonuses for executives which are generally lower than the mid-point for salaries and bonuses given to executives in similar positions, but offering a total compensation package (including grants of stock options and restricted Common Stock) which should compensate the executives at a level consistent with, or above, the mid-point for total gain opportunities received by counterparts at similar companies. This compensation design emphasizes long-term incentives that will encourage executives to maintain their focus on long-term shareholder interests.

COMPONENTS OF COMPENSATION

    Total compensation for each executive officer is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size based upon a study and recommendations provided by an independent compensation consultant. The components of executive compensation include salary, equity participation in the Company in the form of options to purchase Common Stock, grants of restricted Common Stock and the Bonus Plan discussed below. Compensation for executive officers of the Company is usually set by the Committee in March or April of each year for that year. Due to the level of compensation received by the executive officers of the Company, and the fact that none of the executive officers have employment agreements, the Committee has not yet deemed it necessary to adopt a policy regarding the one million dollar limit on deductibility of certain executive compensation under Section 162 (m) of the Internal Revenue Code.

    BASE SALARY. The Committee reviews the salaries of the executive officers annually. The Committee's policy is to fix base salaries at levels below the mid-point for amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. Salary recommendations are submitted annually to the Committee by the Chairman and Chief Executive Officer. In determining salary compensation, the Committee takes into account management's success and ability to accomplish certain strategic goals in operating and growing the Company, the Company's level of debt, the accomplishment of the Company's continuing acquisition strategy, the desire to maintain low fixed costs, the complexity of the challenges which face the executive officers, as well as management's consistent commitment to the long-term success of the Company. In addition, the base salaries take into account the individual's experience within the industry, with the Company and its predecessors, and/or within the profession. The Committee believes that compensation for its executive officers has been competitive, appropriate and comparable to similarly situated companies.

    Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements, and that the compensation policies, plans and programs administered by the Committee contribute to management's commitments. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature. The Committee does not assign any specified weight to the criteria it considers.

    The Committee's recommendations are offered to the full Board of the Company. The Committee's recommendations are ultimately ratified, changed or rejected by the Board.

    LONG-TERM INCENTIVES. The Company believes that the interests of stockholders and of the Company's key employees, including officers, are more closely aligned when such key employees, including officers, are provided an opportunity to acquire a proprietary interest through ownership of Common Stock. Through the 1994 Plan and the 1997 NQ Plan, officers and other key employees are granted options to purchase Common Stock. To date, the Company has only granted incentive stock options, at a price equal to or greater than fair market value. The number of options granted by the Committee are based upon the Committee's evaluation of the anticipated performance requirements and contributions of each employee, as well as each employee's current equity participation in the Company. In addition, the Committee seeks the recommendation of senior management with respect to options granted to key employees of the Company. In March 1997, the Committee granted options representing 727,500 shares of Common Stock under the 1994 Plan and the 1997 NQ Plan.

    The grant of stock options to certain executive officers (Messrs. G. Mahoney, Reilly, Terry and Wertheimer) in 1997 under the Company's stock option plans was made with the intention of further aligning the interests of those executive officers with that of shareholders by providing incentives to achieve the long-range goals of the Company. These grants were also made with the understanding that a substantial grant would obviate the need to provide further long-term incentives in the near future. The Committee has no plans to grant additional options to those officers at this time.

    BONUS. Bonus compensation is also paid to officers by the Company under the Company's Bonus Plan. Bonuses were paid as a percentage of 1997 base salary based upon the level of attainment of pre-tax income goals established by the Board for each officer and key employee. The components which are considered in paying bonuses to the executive officers include profitability of the Company and the employee's job performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Mahoney has served as Chief Executive Officer and Chairman of the Board of the Company since 1994. As Chief Executive Officer, Mr. Mahoney receives a base salary as well as stock options under the 1994 Plan and is also eligible for a bonus pursuant to the Bonus Plan and grants of restricted Common Stock. The Committee reviewed Mr. Mahoney's performance, particularly his continued contribution to the significant growth of the Company, acquisitions of the Company, and the integration of acquired businesses in determining his base salary. The Committee assessed Mr. Mahoney's overall performance and the above referenced performance factors on a subjective basis and did not assign relative weights to these factors. As a result of these considerations, the Committee granted Mr. Mahoney an increase in base salary of $100,000 from $250,000 annually to $350,000 annually, effective February 1997. In March 1997 the Committee granted options for 285,000 shares of Common Stock to Mr. Mahoney under the 1994 Plan and the 1997 NQ Plan. This grant was made pursuant to the policies and understanding described above. Accordingly, the Committee did not grant any options to Mr. Mahoney as part of his 1997 compensation and has no plans to grant additional options to Mr. Mahoney at this time. Consistent with the Committee's compensation philosophy discussed above, Mr. Mahoney's salary and bonus has been lower than the mid-point for salaries of CEOs at similar companies. However, it is the Committee's objective that the total compensation package awarded to Mr. Mahoney meet or exceed the mid-point for total gain opportunities received by CEOs at similar companies.

CONCLUSION

    In summary, the Committee believes that its policy of linking executive compensation to Company performance was met. The Committee believes that the Company's compensation levels adequately reflect its philosophy. In addition, the Committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                          Frank J. Hevrdejs (Chairman)
                                          Frank P. Diassi
                                          J. Bruce Duty

                         STOCK PRICE PERFORMANCE GRAPH

    The following graph presents the cumulative total quarterly stockholder return (assuming reinvestment of dividends, if any) from investing $100 on September 22, 1995 (the date the Common Stock began trading on the NASDAQ Stock Market) in each of (i) the Common Stock; (ii) Standard & Poor's 500 Index; and
(iii) a Company chosen peer group which includes Consolidated Graphics, Inc., Deluxe Corporation, R. R. Donnelley & Sons Company, Merrill Corporation and Standard Register Company (the "Peer Group Index"). On December 19, 1996, the Company delisted from the NASDAQ Stock Market and listed the Common Stock on the New York Stock Exchange. The graph assumes that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MAIL-WELL   AVERAGE PEER GROUP    NASDAQ INDEX
22-Sep-95       $100.00              $100.00          $100.00
29-Sep-95        $96.43              $101.62          $100.45
29-Dec-95        $87.50               $99.64          $105.87
29-Mar-96        $58.04               $94.32          $110.95
28-Jun-96        $62.50              $111.38          $115.28
30-Sep-96        $76.79              $113.76          $118.14
27-Dec-96       $116.96              $146.62          $130.08
27-Mar-97       $133.26              $151.89          $133.02
27-Jun-97       $277.23              $185.67          $152.52
26-Sep-97       $289.29              $215.56          $162.47
26-Dec-97       $405.81              $211.47          $160.97

                         COMPLIANCE WITH SECTION 16(A)

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1997, to the best of the Company's knowledge the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements, except that Mr. Reilly inadvertently made one late Form 5 filing and Mr. Wertheimer inadvertently made one late Form 4 filing.

                       PROPOSAL 1--ELECTION OF DIRECTORS

GENERAL

    At the Annual Meeting, six directors will be elected, each to hold office until the Company's 1999 Annual Meeting of Stockholders or until his or her respective successor has been elected and qualified. All of the nominees are currently directors of the Company. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected.

    The shares of Common Stock represented by the enclosed proxy will be voted for the election to the Board of the six nominees named below, unless a vote is withheld from one or more individual nominees. If any nominee becomes unavailable for any reason, or if a vacancy should occur before election, shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The simple majority vote of shares voting is required for election of directors.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF GERALD F. MAHONEY, PAUL V. REILLY, FRANK P. DIASSI, J. BRUCE DUTY, FRANK J. HEVRDEJS AND JEROME W. PICKHOLZ.

            PROPOSAL 2--APPROVAL OF 1998 INCENTIVE STOCK OPTION PLAN

BACKGROUND

    On February 4, 1998, the Board adopted, subject to shareholder approval, the 1998 Incentive Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the issuance of incentive stock options ("ISOs") within the meaning of Section 422 of the Code and non-qualified stock options ("Non-Qualified Options") to eligible key employees and directors of the Company and its affiliates. A copy of the 1998 Plan is attached to the Proxy Statement as Exhibit A and should be read in its entirety. Following is a brief summary of the significant provisions of the 1998 Plan.

ADMINISTRATION

    The 1998 Plan will be administered by the Compensation Committee of the Board, comprised of two or more outside directors, all of whom are "disinterested persons" within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended. All actions of the Compensation Committee regarding the 1998 Plan shall be taken by a majority of its members.

SHARES AVAILABLE

    There are 500,000 shares of authorized and unissued shares of Common Stock reserved for issuance pursuant to awards under the 1998 Plan. If an option granted under the 1998 Plan ceases to be exercisable in whole or in part, the shares representing such option shall be available under this 1998 Plan for the grant of options in the future.

PARTICIPATION AND ELIGIBILITY

    Key employees and directors of the Company and its affiliates, approximately nine (9) persons, shall be eligible for participation in the 1998 Plan. Each such person may receive options as determined by the Committee in its discretion.

TERMS AND CONDITIONS

    Subject to the express provisions of the 1998 Plan, the Committee shall determine the prices, vesting schedules and other material features of the options granted. Each option under the 1998 Plan shall be evidenced by an agreement in a form determined by the Board. Options granted under the 1998 Plan may be exercised as determined by the Committee and prior to the tenth anniversary date of grant. All unexercised options shall expire on the tenth anniversary of their grant date. With respect to ISOs, the purchase price for shares subject to ISOs shall not be less than 100% of the fair market value on the date of grant. In the case of an ISO granted to a 10% stockholder, the purchase price shall not be less than 110% of the fair market value on the date of grant as determined by the Committee. The purchase price for shares subject to Non-Qualified Options shall be determined by the Committee in its sole discretion, provided that it shall not be greater than the fair market value. The purchase price shall be paid to the Company at the time of exercise.

    Awards under the 1998 Plan are not transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Options granted under the 1998 Plan shall be exercisable during the lifetime of the optionee by the optionee. Awards under the 1998 Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the 1998 Plan are subject to adjustment to reflect the terms of such transaction.

    Unless earlier terminated, the 1998 Plan terminates on February 4, 2008. The Board may amend, alter or discontinue the 1998 Plan, but no amendment or alteration shall be made which would impair the rights of any optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) increase the total number of shares reserved for the purposes of the 1998 Plan; (ii) change the class of persons eligible to participate in the 1998 Plan; (iii) extend the applicable maximum option period; (iv) extend the expiration date; (v) decrease the option price of any option granted under the 1998 Plan; or (vi) withdraw the administration of the 1998 Plan from the Committee.

TAX CONSEQUENCES

    To the extent that the exercise of an option or the disposition of shares of Common Stock acquired by exercise of the option results in compensation income to the optionee for federal or state income tax purposes, the optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations. If an optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the optionee, any tax required to be withheld by reason of such resulting compensation income or the Company may otherwise refuse to issue or transfer any share otherwise required to be issued or transferred.

REQUIRED VOTE

    The affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the adoption of the 1998 Plan.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 1998 INCENTIVE STOCK OPTION PLAN.

                     PROPOSAL 3--AMENDMENT OF THE COMPANY'S
                           ARTICLES OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

    The Company's Articles of Incorporation, as currently in effect, provide that the authorized capital stock shall consist of thirty million (30,000,000) shares of Common Stock, $0.01 par value, and twenty-five thousand (25,000) shares of Preferred Stock, $0.01 par value. On February 4, 1998, the Company's Board approved an amendment to the Articles to increase the number of shares of Common Stock authorized for issuance under the Articles by 70,000,000 to a total of 100,000,000 shares. The text of the Amendment is set forth in Exhibit B attached hereto. There will be no increase in authorized shares of Preferred Stock.

    The proposal to increase the number of authorized shares of Common Stock to 100,000,000 shares is being made to enable the Board of the Company to issue additional shares from time to time as it determines desirable. Among the possible purposes for which these additional shares would be available are the declaration and issuance of stock dividends, issuance under the 1998 Plan and stock option plans that may be adopted in the future, issuance in public or private offerings to raise additional capital, or reservation for future issuance in the event convertible stock is issued. Authorization for the additional shares will also enable the Company to take timely and competitive advantage of favorable acquisition opportunities of other companies through the issuance of Common Stock without the delay and expense associated with a special meeting of stockholders. The authorized but unissued shares of Common Stock could be used by the incumbent Board of Directors to make a change in control of the Company more difficult. Under certain circumstances, such shares could be used to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, it may be possible to privately place shares with purchasers who might assist the Board in opposing a hostile takeover bid.

    Company stockholders do not have preemptive rights to purchase Common Stock in future issuances of Common Stock. Therefore, any future issuances of Common Stock could dilute the ownership percentage and voting control of the current stockholders and decrease the per share earnings ratio and other per share ratios.

    The Company currently has no firm plans, understandings or agreements to issue the additional authorized shares of Common Stock other than pursuant to its stock option plans. However, the Company is continually engaged in negotiations for the acquisition of companies, and future acquisition transactions will likely involve the issuance of Common Stock as all or part of the purchase prices. UNLESS REQUIRED BY LAW OR THE NEW YORK STOCK EXCHANGE, NO FURTHER AUTHORIZATION OR VOTE OF COMPANY STOCKHOLDERS WILL BE NEEDED FOR THE ISSUANCE OF ANY AUTHORIZED SHARES, INCLUDING ISSUANCE OF COMMON STOCK IN FUTURE ACQUISITIONS AND OFFERINGS.

REQUIRED VOTE

    The affirmative vote of the stockholders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the amendment to the Articles to increase the authorized shares of Common Stock.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

         PROPOSAL 4--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The principal independent public accounting firm utilized by the Company during the years ended December 31, 1997, 1996 and 1995 was Deloitte & Touche L.L.P., independent auditors (the "Auditors"). Management recommends that the Auditors be retained as the principal accounting firm to be utilized by the Company throughout the year ending December 31, 1998. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

REQUIRED VOTE

    Ratification of the selection of the Auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

    THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE AND TOUCHE L.L.P. AS THE COMPANY'S AUDITORS FOR 1998.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than January 7, 1999, in order to be included in the proxy statement and form of proxy relating to the annual meeting.

                                  OTHER ITEMS

    The Board does not intend to present further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                          By Order of the Board of Directors,
                                          Roger Wertheimer
                                          Vice President--General Counsel and
                                          Secretary

Englewood, Colorado
March 25, 1998

                                                                       EXHIBIT A

                                MAIL-WELL, INC.
                        1998 INCENTIVE STOCK OPTION PLAN

    SECTION 1. PURPOSE OF THE PLAN. The purpose of this Mail-Well, Inc. 1998 Incentive Stock Option Plan ("Plan"), is to encourage ownership of common stock, $.01 par value ("Common Stock"), of Mail-Well, Inc., a Colorado corporation (the "Company"), by eligible key employees and directors of the Company and its Affiliates (as defined below) and to provide increased incentive for such employees and directors to render services and to exert maximum effort for the business success of the Company. In addition, the Company expects that the Plan will further strengthen the identification of employees and directors with the stockholders. Certain options to be granted under this Plan are intended to qualify as Incentive Stock Options ("ISOs") pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), while other options granted under this Plan will be nonqualified options which are not intended to qualify as ISOs ("Nonqualified Options"), either or both as provided in the agreements evidencing the options as provided in the Section 6 hereof. As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Code Sections 424(e) and (f), respectively.

    SECTION 2.  ADMINISTRATION OF THE PLAN.

        (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by the Compensation Committee (the "Committee") comprised of two or more Directors designated by the Board of Directors of the Company (the "Board"), which shall also designate the Chairman of the Committee. If the Company is governed by Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), no director shall serve as a member of the Committee unless he is a "Non-Employee Director" within the meaning of such Rule 16b-3.

        (b) COMMITTEE ACTION. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute award agreements or other documents on behalf of the Committee and the Company. Any duly constituted committee of the Board satisfying the qualifications of this Section 2 may be appointed as the Committee.

        (c) COMMITTEE EXPENSES. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons.

    SECTION 3. STOCK RESERVED FOR THE PLAN. Subject to adjustment as provided in Section 6(k) hereof, the aggregate number of shares of Common Stock that may be optioned under the Plan is 500,000. The shares subject to the Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan or the termination of the last of the options granted under the Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be made subject to an option under the Plan.

    SECTION 4. ELIGIBILITY. The persons eligible to participate in the Plan as a recipient of options ("Optionee") shall include only key employees and directors of the Company or its Affiliates at the time
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the option is granted. An employee who has been granted an option hereunder may be granted an additional option or options, if the Committee shall so determine.

    SECTION 5.  GRANT OF OPTIONS.

        (a) COMMITTEE DISCRETION. The Committee shall have sole and absolute discretionary authority (i) to determine, authorize, and designate those key employees and directors of the Company or its Affiliates who are to receive options under the Plan, (ii) to determine the number of shares of Common Stock to be covered by such options and the terms thereof, and (iii) to determine the type of option granted: ISO, Nonqualified Option or a combination of ISO and Nonqualified Options; provided that a director who is not also an employee of the Company may not receive any ISOs. The Committee shall thereupon grant options in accordance with such determinations as evidenced by a written option agreement. Subject to the express provisions of the Plan, the Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to interpret the Plan, to prescribe and amend the terms of the option agreements (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (b) STOCKHOLDER APPROVAL. All options granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the Board meeting held to approve the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote thereat or by written consent in accordance with applicable corporate law; provided that if such approval by the stockholders of the Company is not forthcoming, all options previously granted under this Plan shall be void.

        (c) LIMITATION ON INCENTIVE STOCK OPTIONS. The aggregate fair market value (determined in accordance with Section 6(b) of this Plan at the time the option is granted) of the Common Stock with respect to which ISOs may be exercisable for the first time by any Optionee during any calendar year under all such plans of the Company and its Affiliates shall not exceed $100,000.

    SECTION 6. TERMS AND CONDITIONS. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate.

        (a) OPTION PERIOD. The Committee shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee, provided that the option grant shall expire if a written agreement is not signed by said Optionee (or his agent or attorney) and returned to the Company within 60 days from date of receipt by the Optionee of such agreement. The date of grant shall be the date the option is actually granted by the Committee, even though the written agreement may be executed and delivered by the Company and the Optionee after that date. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the date of grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the date of grant, the option may be amended prior to its expiration, with the approval of the Committee and the Optionee, to extend the term so that the term as amended is not more than ten years from the date of grant. However, in the case of an ISO granted to an individual who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its Affiliate ("Ten Percent Stockholder"), such period shall not exceed five years from the date of grant.

        (b) OPTION PRICE. The purchase price of each share of Common Stock subject to each option granted pursuant to the Plan shall be determined by the Committee at the time the option is granted and, in the case of ISOs, shall not be less than 100% of the fair market value of a share of Common

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    Stock on the date the option is granted, as determined by the Committee. In the case of an ISO granted to a Ten Percent Stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share of Common Stock subject to a Nonqualified Option under this Plan shall be determined by the Committee prior to granting the option. The Committee shall set the purchase price for each share subject to a Nonqualified Option at such price as the Committee in its sole discretion shall determine, provided that the purchase price of each share of Common Stock subject to a Nonqualified Option shall not be greater than the fair market value of a share of Common Stock on the date the option is granted as determined by the Committee.

        For all purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the mean of the reported high and low sales prices of the Common Stock on the New York Stock Exchange Composite Tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not traded on the New York Stock Exchange at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the closing bid and ask prices of the Common Stock on the most recent date the Common Stock was publicly traded.

        In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

        (c) EXERCISE PERIOD. The Committee may provide in the option agreement that an option may be exercised in whole, immediately, or is to be exercisable in increments. However, no portion of any option may be exercisable by an Optionee prior to the approval of the Plan by the Stockholders of the Company.

        (d) PROCEDURE FOR EXERCISE. Options shall be exercised by the delivery of written notice to the Secretary of the Company setting forth the number of shares with respect to which the option is being exercised. Such notice shall be accompanied by cash or cashier's check, bank draft, postal or express money order payable to the order of the Company, or at the option of the Committee, in Common Stock theretofore owned by such Optionee (or any combination of cash and Common Stock). Notice may also be delivered by fax or telecopy provided that the purchase price of such shares is delivered to the Company via wire transfer on the same day the fax is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An Optionee shall be deemed to be a stockholder with respect to shares covered by an option on the date the Company receives such written notice and such option payment.

        As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this Section 6(d).

        (e) TERMINATION OF EMPLOYMENT. If an employee to whom an option is granted ceases to be employed by the Company for any reason other than death or disability or if a director to whom an option is granted ceases to serve on the Board for any reason other than death or disability, any option which is exercisable on the date of such termination of employment or cessation from the Board shall expire upon such date of such termination of employment or cessation from the Board; provided, however, the Committee, in its sole discretion, may allow an Optionee to exercise all or a portion of the Options granted but unexercised for a period of time after the Optionee's termination of employment or cessation from the Board, provided that in no event shall ISOs be exercised after the

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
    date three months from the effective date of the termination of employment and provided further in no event may any option be exercised after its expiration under the terms of the option agreement.

        (f) DISABILITY OR DEATH OF OPTIONEE. In the event of the determination of disability or death of an Optionee under the Plan while he is employed by the Company or while he serves on the Board, the options previously granted to him may be exercised (to the extent he would have been entitled to do so at the date of the determination of disability or death) at any time and from time to time, within a three-month period after such determination of disability or death, by the former employee or director, the guardian of his estate, the executor or administrator of his estate or by the person or persons to whom his rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Committee, he is incapable of performing services for the Company of the kind he was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician. The Committee, in its sole discretion, may allow an Optionee to exercise all or a portion of the Options granted but unexercised for a longer period than three months after disability or death, provided that in no event shall ISOs be exercised after the date 12 months from the effective date of the termination of employment due to disability or the date 18 months from the effective date of termination of employment due to death (or 18 months after the death of the optionee within 12 months of the termination of such optionee's employment due to disability).

        (g) ASSIGNABILITY. An option shall not be assignable or otherwise transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of an Optionee, an option shall be exercisable only by him.

        (h) INCENTIVE STOCK OPTIONS. Each option agreement may contain such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify an option designated as an incentive stock option under Section 422 of the Code.

        (i) NO RIGHTS AS STOCKHOLDER. No Optionee shall have any rights as a stockholder with respect to shares covered by an option until the option is exercised by the written notice and accompanied by payment as provided in clause (d) above.

        (j) EXTRAORDINARY CORPORATE TRANSACTIONS. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable.

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
        (k) CHANGES IN COMPANY'S CAPITAL STRUCTURE. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, or combination of shares, the number and kind of shares of Common Stock or other securities which are subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate option price.

        (l) ACCELERATION OF OPTIONS. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities,
    (ii) the payment of a dividend in property other than Common Stock or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to Optionee. Notwithstanding anything to the contrary contained in this Plan, the Committee may in its sole discretion accelerate the time at which any option may be exercised, including, but not limited to, upon the occurrence of the events specified in this Section 6, and is authorized at any time (with the consent of the Optionee) to purchase options pursuant to Section 7.

        (m) STOCKHOLDERS AGREEMENT. The Committee shall provide in the option agreement that prior to receiving any shares of Common Stock or other securities on the exercise of the option, the Optionee (or the Optionee's representative upon the Optionee's death) shall be required to execute the American Mail-Well Employee Stockholders Agreement, or the Company's Stockholders Agreement, whichever the Committee deems appropriate.

        (n) CHANGE OF CONTROL. In the event that (i) there is a proposed action whereby the Company would not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of another entity) other than a merger for the sole purpose of changing the Company's state of incorporation, (ii) there is a proposed action whereby the Company would sell all or substantially all of its assets to any person or entity (other than a wholly-owned subsidiary), (iii) any person or entity (including a "group" as contemplated by Section 13(d)(3) of the Exchange Act), acquires or gains ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock, (iv) there is a proposed action whereby the Company would be dissolved and liquidated, or
    (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event in clauses (i) through (v) above is referred to herein as a "Corporate Change"), all Optionees hereunder shall be given notice of such Corporate Change and shall have a period of thirty (30) days thereafter to exercise their options after receipt of such notice whether such options had vested in accordance with their terms or not.

    SECTION 7.  RELINQUISHMENT OF OPTIONS.

    (a) The Committee, in granting options hereunder, shall have discretion to determine whether or not options shall include a right of relinquishment as hereinafter provided by this Section 7. The Committee shall also have discretion to determine whether an option agreement evidencing an option initially granted by the Committee without a right of relinquishment shall be amended or supplemented to include such a right of relinquishment. Neither the Committee nor the Company shall be under any obligation or incur any liability to any person by reason of the Committee's refusal to grant or include a right of relinquishment in any option granted hereunder or in any option agreement evidencing the same. Subject to the Committee's determination in any case that the grant by it of a right of relinquishment is

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
consistent with Paragraph 1 hereof, any option granted under this Plan, and the option agreement evidencing such option, may provide:

        i) That the Optionee, or his heirs or other legal representatives to the extent entitled to exercise the option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the option (to the extent then exercisable) for a number of shares of Common Stock, for an amount of cash or for a combination of Common Stock and cash to be determined in accordance with the following provisions of this clause (i):

           a) The written notice of exercise of such right of relinquishment shall state the percentage, if any, of the Appreciated Value (as defined below) that the Optionee elects to receive in cash ("Cash Percentage"), such Cash Percentage to be in increments of 10% of such Appreciated Value up to 100% thereof;

           b) The number of shares of Common Stock, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing (A) the difference between (I) the Appreciated Value and (II) the result obtained by multiplying the Appreciated Value and the Cash Percentage by (B) the then current market value per share of Common Stock;

           c) The amount of cash payable pursuant to such relinquishment shall be an amount equal to the Appreciated Value less the aggregate current market value of the Common Stock issued pursuant to such relinquishment, if any, which cash shall be paid by the Company subject to such conditions as are deemed advisable by the Committee to permit compliance by the Company with the withholding provisions applicable to employers under the Code and any applicable state income tax laws;

           d) For the purpose of this clause (i), "Appreciated Value" means the excess of (x) the aggregate current market value of the shares of Common Stock covered by the option or the portion thereof to be relinquished over (y) the aggregate purchase price for such shares specified in such option;

        ii) That such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Plan, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended, which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16 (b) of the Exchange Act or the rules and regulations thereunder as the Committee shall in its discretion select and apply;

        iii) That the "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date as determined in accordance with Paragraph 6 (b); and

        iv) That the option, or any portion thereof, may be relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company, (B) the Committee, subject to the provisions of Paragraph 7(b), shall consent to the election of the holder to relinquish such option in whole or in part for cash as set forth in such written notice of relinquishment and (C) the holder of such option pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

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
        (b) The Committee shall have sole discretion to consent to or disapprove, and neither the Committee nor the Company shall be under any liability by reason of the Committee's disapproval of, any election by a holder of an option to relinquish such option in whole or in part for cash as provided in Paragraph 7(a), except that no such consent to or approval of a relinquishment for cash shall be required under the following circumstances. Each Optionee who is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act ("Covered Optionee") shall be entitled to receive payment only in cash when options are relinquished during any window period commencing on the third business day following the Company's release of a quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such release ("Window Period"); provided, however, that payment shall be so made in cash only in respect of 50% of the options covered by any stock option agreement. A Covered Optionee shall be entitled to receive payment only in shares of Common Stock upon (a) the relinquishment of options outside a Window Period and (b) the relinquishment of options during a Window Period once such Optionee has received payment in cash for the relinquishment of 50% of the options covered by any stock option agreement.

        (c) The Committee, in granting options hereunder, shall have discretion to determine the terms upon which such options shall be relinquishable, subject to the applicable provisions of this Plan, and including such provisions as are deemed advisable to permit the exemption from the operation from Section 16(b) of the Exchange Act of any such relinquishment transaction, and options outstanding, and option agreements evidencing such options, may be amended, if necessary, to permit such exemption. If an option is relinquished, such option shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the option or part thereof which is relinquished, and no further options may be granted covering such shares of Common Stock.

        (d) Neither any option nor any right to relinquish the same to the Company as contemplated by this Paragraph 7 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder.

        (e) Except as provided in Section 7(f) below, no right of relinquishment may be exercised within the first six months after the initial award of any Option containing, or the amendment or supplementation of any existing option agreement adding, the right of relinquishment.

        (f) No right of relinquishment may be exercised after the initial award of any option containing, or the amendment or supplementation of any existing option agreement adding the right of relinquishment, unless such right of relinquishment is effective upon the Optionee's death, disability or termination of his relationship with the Company and the payment upon the exercise of such right is only in cash.

    SECTION 8. AMENDMENTS OR TERMINATION. The Board may amend, alter or discontinue the Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would:
(i) except as is provided in Section 6(k) of the Plan, increase the total number of shares reserved for the purposes of the Plan, (ii) change the class of persons eligible to participate in the Plan as provided in Section 4 of the Plan, (iii) extend the applicable maximum option period provided for in Section 6(a) of the Plan, (iv) extend the expiration date of this Plan set forth in
Section 14 of the Plan, (v) except as provided in Section 6(k) of the Plan, decrease to any extent the option price of any option granted under the Plan or
(vi) withdraw the administration of the Plan from the Committee.

    SECTION 9. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or

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deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in subparagraphs 6(j), (k) and (l) shall be subject to any shareholder action required by applicable corporate law.

    SECTION 10. PURCHASE FOR INVESTMENT. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

    SECTION 11.  TAXES.

        (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

        (b) Notwithstanding the terms of Paragraph 11(a), any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by him in connection with the exercise of a nonqualified option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Paragraph 6(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date"). All such elections are irrevocable and subject to disapproval by the Committee.

    SECTION 12. REPLACEMENT OF OPTIONS. The Committee from time to time may permit an Optionee under the Plan to surrender for cancellation any unexercised outstanding option and receive from the Company in exchange an option for such number of shares of Common Stock as may be designated by the Committee. The Committee may, with the consent of the person entitled to exercise any outstanding option, amend such option, including reducing the exercise price of any option to not less than the fair market value of the Common Stock at the time of the amendment and extending the term thereof.

    SECTION 13. NO RIGHT TO COMPANY EMPLOYMENT. Nothing in this Plan or as a result of any option granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The option agreements may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

    SECTION 14. LIABILITY OF COMPANY. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

           (a) THE NON-ISSUANCE OF SHARES. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction with the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

           (b) TAX CONSEQUENCES. Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any option granted hereunder.

    SECTION 15. EFFECTIVENESS AND EXPIRATION OF PLAN. The Plan shall be effective on the date the Board adopts the Plan. If the stockholders of the Company fail to approve the Plan within twelve months of the date the Board approved the Plan, the Plan shall terminate and all options previously granted under the Plan shall become void and of no effect. The Plan shall expire ten years after the date the Board approves the Plan and thereafter no option shall be granted pursuant to the Plan.

    SECTION 16. NON-EXCLUSIVITY OF THE PLAN. Neither the adoption by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    SECTION 17. GOVERNING LAW. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the state in which the Company is incorporated and applicable federal law.

    IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, Mail-Well, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized on February 4, 1998.

ATTEST:                                       Mail-Well, Inc.

                                              By: ---------------------------------------
-------------------------------------------   Name: ------------------------------------
Secretary                                     Title: -------------------------------------

[CORPORATE SEAL]

                                                                       EXHIBIT B

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                                MAIL-WELL, INC.

    Mail-Well, Inc. (the "Company"), a corporation duly organized and existing under and by virtue of the Colorado Business Corporation Act, does hereby certify:

    FIRST: The name of the corporation is Mail-Well, Inc.

    SECOND: The following amendment to the Articles of Incorporation was adopted by the Board of Directors of the Company, at a regular meeting of the Board on February 4, 1998, and adopted by a vote of shareholders on April 29, 1998:

        RESOLVED, that the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), be amended by deleting the first sentence of Article IV in its entirety and substituting the following sentence:

        The total number of shares of stock which the Corporation shall have the authority to issue is one hundred million twenty-five thousand (100,025,000) shares, of which twenty-five thousand (25,000) shares are to be preferred stock, par value $0.01 per share (the "Preferred Stock"), and one hundred million (100,000,000) shares are to be shares of common stock, par value $0.01 per share (the "Common Stock").

    IN WITNESS WHEREOF, Mail-Well, Inc. has caused these Articles of Amendment to be signed by Roger Wertheimer as Vice President--General Counsel and
Secretary this     day of             , 1998.

                                          MAIL-WELL, INC.
                                          By:
                                          --------------------------------------
                                             Roger Wertheimer
                                             VICE PRESIDENT-GENERAL COUNSEL AND
                                          SECRETARY

REVOCABLE PROXY
                                MAIL-WELL, INC.
     SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 29, 1998

    The undersigned holder of common stock of Mail-Well, Inc., a Colorado corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated March 25, 1998, and, revoking any proxy heretofore given, hereby appoints Roger Wertheimer and Paul V. Reilly, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of March 20, 1998, at the Annual Meeting of Shareholders of the Company to be held at the Denver Marriott Tech Center, 4900 South Syracuse Street, Denver, Colorado, on April 29, 1998, at 8:30 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING
ITEMS:

(1) To elect as directors the nominees listed below.

    / / FOR ALL nominees listed below (except as marked to the contrary).   / /
    WITHHOLD AUTHORITY to vote for all nominees listed below.

    Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

    Frank P. Diassi,    J. Bruce Duty,   Frank J. Hevrdejs,   Gerald F. Mahoney,
                         Jerome W. Pickholz,                      Paul V. Reilly

(2) To approve the Company's 1998 Incentive Stock Option Plan.

                    / / FOR      / / AGAINST      / / ABSTAIN

(3) To approve an increase in the Company's authorized common stock from 30,000,000 shares to 100,000,000 shares.

                    / / FOR      / / AGAINST      / / ABSTAIN

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

(4) To ratify the selection of Deloitte & Touche L.L.P., independent auditors, as auditors of the Company for the year ending December 31, 1998.

                    / / FOR      / / AGAINST      / / ABSTAIN

(5) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

    THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

                WITNESS my hand this       day of       , 1998.


                        NAME AND ADDRESS OF                              (Please sign exactly as name appears hereon. When signing
                      COMPANY SHAREHOLDER(S)                             as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, please affix
                                                                         corporate seal. If a partnership, please sign in
                                                                         partnership name by authorized persons. If joint tenants,
                                                                         each joint tenant should sign.)
                                                                         -----------------------------------------------------------
                                                                         -----------------------------------------------------------
                                                                         Signature of Shareholder(s)
                                                                         WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE
                                                                         MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY
                                                                         USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
                                                                         I/WE DO / /     DO NOT / / EXPECT TO ATTEND THIS MEETING.